EXHIBIT 99.1

CYTOMEDIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(UNAUDITED)

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 is based on the historical financial statements of Cytomedix and Aldagen, Inc. after giving effect to the Acquisition. The Acquisition has been accounted for using the acquisition method of accounting. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had occurred on January 1, 2012.

The unaudited pro forma condensed combined statement of operations is provided for informational purposes only and is subject to a number of uncertainties and assumptions and does not purport to represent what the companies’ actual performance would have been had the Acquisition occurred on the date indicated and does not purport to indicate the results of operations as of any future date or for any future period.

The unaudited pro forma combined statement of operations, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for Cytomedix included in its Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 29, 2012 and in its Period Report on Form 10-Q for the three and six months ended June 30, 2012 filed on August 14, 2012; (ii) the historical financial statements of Aldagen included as Exhibit 99.1 to Amendment No. 1 to Cytomedix’ Form 8-K filed on March 29, 2012; and the (iii) the pro forma combined financial statements, including the notes thereto, for the year ended December 31, 2011, included as Exhibit 99.2 to Amendment No. 1 to Cytomedix’s For 8-K/A filed on March 29, 2012.

The pro forma condensed combined financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation study performed by an independent third-party valuation firm based on information currently available. The estimated fair values may be adjusted from time to time, but no later than February 8, 2013, as better information becomes available; changes in the estimated fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of operations.

As required, the unaudited pro forma condensed combined statements of operations include adjustments which give effect to the events that are directly attributable to the Acquisition, expected to have a continuing impact and are factually supportable. Hence any planned adjustments affecting the statement of operations subsequent to the closing date of the Acquisition are not included.

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Cytomedix, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2012

	Historical

	Cytomedix	Aldagen		Pro Forma Adjustments	Combined Pro Forma

Revenues
Product Sales	$3,500,364	$3,500			$3,503,864
License fees	$3,154,722	-			3,154,722
Royalties	47,021	-			47,021
	$6,702,107	$3,500			$6,705,607

Cost of revenues
Cost of sales	1,823,346	1,083			1,824,429
Cost of royalties	5,116	-			5,116
	$1,828,462	$1,083			$1,829,545

Gross profit	$4,873,645	$2,417			$4,876,062

Operating expenses
Salaries and wages	3,841,223	293,448	A	60,000	4,194,671
Consulting expense	1,283,343	23,082	C	(274,000)	1,032,425
Professional fees	666,501	126,034	C	(225,000)	567,535
Research, development, trials and studies	1,448,566	233,672			1,682,238
General and administrative (including transaction expenses)	2,701,951	326,540	B	10,779	3,010,270
			C	(29,000)
	$9,941,584	$1,002,776			$10,487,139

Gain (loss) from operations	$(5,067,939)	$(1,000,359)			$(5,611,077)

Other income (expense)
Interest income (expense), net	(535,132)	(115,358)	D	115,358	(535,132)
Change in fair value of derivative liabilities	(246,521)	-			(246,521)
Change in fair value of contingent consideration	(4,334,932)	-			(4,334,932)
Inducement expense	(1,513,371)	-			(1,513,371)
Settlement of contingency	(471,250)	-			(471,250)
Other income (expense), net	(1,105)	11,057	D	(11,057)	(1,105)

	$(7,102,311)	$(104,301)			$(7,102,311)

Income (loss) before provision for income taxes	(12,170,250)	(1,104,660)			(12,713,388)
Income tax provision (benefit)	9,218	-			9,218

Net income (loss)	$(12,179,468)	$(1,104,660)		$62,522	$(12,722,606)

Series D preferred stock dividends	(13,562)	-	E	13,562	-

Net Income (Loss) Available to Common	$(12,193,030)	$(1,104,660)		$76,084	$(12,722,606)

Earnings (loss) per share

Basic	$(0.17)		F		$(0.16)
Diluted	$(0.17)		F		$(0.16)

Weighted average outstanding shares - basic	72,077,137		F		78,805,862
Weighted average outstanding shares - diluted	72,077,137		F		78,805,862

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Notes to Unaudited Condensed Combined Pro Forma Statement if Operations

1.	Description of the Acquisition

Cytomedix, Inc., a Delaware corporation (the “Company” or “Cytomedix”) entered into an Exchange and Purchase Agreement by and among, Cytomedix, Aldagen, Inc., a Delaware corporation (“Aldagen”) and Aldagen Holdings, LLC, a North Carolina limited liability company and the sole equity holder of Aldagen (the “Selling Equity Holder”) dated February 8, 2012 (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, Cytomedix acquired all of the issued and outstanding capital stock and convertible promissory notes of Aldagen. Aldagen is now a wholly-owned subsidiary of Cytomedix.

Purchase Consideration

As consideration for the exchange of the outstanding capital stock and convertible promissory notes of Aldagen, Cytomedix issued 135,398 shares of its Series E Convertible Preferred Stock (the “Series E Preferred Stock”) to Aldagen’s former investors. The Series E Preferred Stock are entitled to dividends, when, as and if declared by the Board. Each share of the Series E Preferred Stock entitles the holder thereof to vote on all matters voted on by holders of the Company’s common stock voting together, on an as converted basis, at all meetings of the Company’s shareholders and to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of 100 shares of the Company’s common stock. Upon any dissolution, liquidation and winding up of the Company, the Series E Preferred Stock is entitled to the same liquidation rights as the Company’s common stock. The Series E Preferred Stock are automatically convertible into shares of common stock, in a 1-for-100 shares ratio, upon the Company’s filing of its Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware of the Charter Amendment.

In addition to the Series E Preferred Stock, Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock (the “Contingent Consideration”), contingent upon Aldagen’s achieving certain milestones related to its current ALD-401 Phase 2 clinical trial.

Finally, each holder of warrants to acquire shares of Aldagen capital stock agreed to exchange the Aldagen warrants for warrants to acquire an aggregate of 2,115,596 shares of the Company’s common stock with an exercise price of $1.42 per share (the Replacement Warrants”). Each Replacement Warrant expires December 31, 2014 and, subject to call provisions of the Replacement Warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of the total shares of the Company’s common stock exercisable under the Replacement Warrant, and (ii) upon issuance of the final tranche of the Contingent Consideration, for the remaining balance of the shares under the Replacement Warrant. The Replacement Warrants also contain exercise price adjustments, cashless exercise and other provisions customary to instruments of this nature.

Simultaneous with the closing of the Acquisition, the Company executed several other transactions, which are not considered part of the purchase consideration, as follows.

Issuance of Common Stock

On February 8, 2012 and simultaneous with the closing of the Acquisition, the Company entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors, with respect to the sale of shares of its common stock, for gross proceeds of $5.0 million.

Redemption of Series A and Series B Redeemable Convertible Preferred Stock

The Company redeemed all outstanding shares of its Series A and Series B Convertible Preferred Stock, for $208,000 in cash, pursuant to their terms.

Series D Convertible Preferred Stock Conversions

All holders of the Company’s outstanding Series D Convertible Preferred Stock (the “Series D Preferred Stock”) purchased in a private placement of the Company’s securities in April 2010 converted their shares of the Series D Preferred Stock into shares of the Company’s common stock prior to the Series D Preferred Stock redemption date of April 2013, under the terms of such securities at the conversion price of $0.4392 per share (or $0.558 per share in case of affiliates), for the total of 7,790,350 shares of common stock, which included 330,000 shares of common stock representing forgone dividend payments to such holders through April 2013.

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Warrant Exercises

An offer was extended to certain holders of Company warrants (holding warrants to purchase approximately 5.7 million shares of the Company’s common stock) acquired in previously reported private placement transactions in 2010 and 2011 requesting them to exercise their respective warrants pursuant to the terms of individually negotiated and executed warrant exercise agreements, in exchange for an equity sweetener. In consideration for such early exercises and estimated proceeds of approximately $2.8 million, the Company agreed to issue additional warrants to purchase an aggregate of 1,180,547 shares of common stock, at an exercise price per share of $1.42. Each warrant expires December 31, 2014 and, subject to call provisions of the warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of shares of the Company’s common stock under each warrant, and (ii) upon issuance of the final tranche of the Contingent Consideration, for the remaining balance of the warrant. Each warrant also contains exercise price adjustments, cashless exercise and other provisions customary to the instruments of this nature.

Post-Combination Stock-Based Compensation

Each outstanding option to acquire shares of Aldagen capital stock was cancelled and, in satisfaction of a closing condition, the Company’s Board granted options to acquire approximately 1.7 million shares of the Company’s stock to certain newly added employees, officers, directors and advisors under the Company’s Long-Term Incentive Plan. The new options vest during a post-combination service period and will be expensed during such service period.

2.	Basis of Presentation

The unaudited pro forma condensed combined statement of operations has been prepared based on the Company’s and Aldagen’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations. Certain amounts contained in Aldagen’s financial statements have been reclassified to conform to the Company’s financial statement presentation; these reclassifications had no effect on Aldagen’s net loss for the period from January 1, 2012 through the Acquisition Date.

The fair value of the Company’s Series E Preferred Stock was calculated using the closing stock price for the Company’s common stock at February 8, 2012. The fair value of the contingent consideration was calculated using a probability-weighted approach, assessing the probability of achieving the proscribed contingencies as well as applying a present value technique.

The fair value of the Replacement Warrants was calculated using the Black-Scholes option pricing model, and includes the use of unobservable inputs such as the expected term, anticipated volatility and expected dividends. Based on their terms, the Replacement Warrants are classified as equity.

The issuance of common shares, redemption of the Series A and Series B Redeemable Convertible Preferred Stock, the induced conversion of the Series D Convertible Preferred Stock and the induced exercise of the warrants are accounted for at their fair values, and are not considered part of the purchase consideration.

3.	Acquisition Method of Accounting

The unaudited pro forma condensed combined statement of operations reflects accounting for the Acquisition in accordance with the acquisition method of accounting. Under the acquisition method, the purchase consideration is allocated to the asset acquired and the liabilities assumed based on their estimated fair values, with any excess of the purchase consideration over the estimated fair values of the identifiable net asset acquired being recorded as goodwill.

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The following table demonstrates the allocation of the purchase consideration to the assets acquired and liabilities assumed on February 8, 2012, based on their estimated fair values:

Estimated Fair Value
Purchase Consideration:
Series E Preferred Stock	$18,955,742
Contingent Consideration	$11,109,020
Replacement Warrants	$1,883,751
Total Consideration	$31,948,513

Tangible Assets Acquired:
Cash	$20,067
Receivables	$210,394
Property and equipment	$772,486
Other	$87,391

Identifable Intangible Assets Acquired:
IPR&D Technology	$29,585,000
Trademarks and Tradename	$1,990,000

Liabilities Assumed:
Accounts Payable and Accrued Expenses	$1,040,034
Other	$118,617

Goodwill	$441,826
$31,948,513

Identifiable intangible assets associated with trademarks and tradename will be amortized on a straight-line basis over their estimated useful lives of 20 years. Identifiable intangible assets associated with IPR&D are initially classified as indefinite lived; such classification will be reassessed every reporting period based on the status of the research and development projects. Goodwill is considered an indefinite lived asset. The Company recognized net deferred tax assets and liabilities of approximately $10.4 million related to difference between book and tax bases of the assets acquired and the liabilities assumed, and established a full valuation allowance for this amount given management’s assessment of the likelihood that the deferred assets will be realized; these amounts are reflected on a net basis in the above table.

4.	Pro Form Assumptions and Adjustments

The following assumptions and adjustments apply to the unaudited pro forma condensed combined statement of operations:

A)	Represents pro forma stock-based compensation expense relating to stock options granted to Aldagen employees for the period from January 1, 2012 through the Acquisition Date. Fair value of the stock options was calculated using the Black-Scholes option pricing model.

B)	Represents the pro forma amortization of the acquired identifiable intangible assets related to trademarks and tradename over their estimated useful lives of 20 years, for the period from January 1, 2012 through the Acquisition Date.

C)	Represents the pro forma impact to the statement of operations of eliminating Transaction Expenses incurred in 2012 by the Company and Aldagen.

D)	Represents pro forma elimination of interest expense related to Aldagen’s convertible promissory notes converted as of the Acquisition for the period from January 1, 2012 through the Acquisition Date and elimination of the change in fair value of Aldagen’s warrants that were replaced with Cytomedix warrants.

E)	Represents the elimination of the current year Series D Convertible Preferred Stock dividends due to the induced conversion.

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F)	Pro forma earnings (loss) per share, basic and diluted, includes the pro forma impacts of (i) issuance of the purchase consideration and the (ii) elimination of Series D Preferred Stock dividends, and is calculated as follows:

Basic and Diluted

Net income (loss) available to common shareholders, as originally reported	$(12,193,030)

Pro forma net income (loss) available to common shareholders	$(12,772,606)

Weighted Average outstanding shares for the period, as originally reported	72,077,137

Pro forma adjustments:

Common shares issued to investor	911,693

Common shares issued to induce Series D preferred stock	71,105

Common shares issued upon conversion of Series D preferred stock	1,607,479

Common shares issued upon exercise of warrants	1,221,029

Shares issuable upon conversion of Series E convertible preferred stock	2,917,419

Pro forma weighted average outsanding shares for the period	78,805,862

Earnings (loss) per share basic and diluted, as originally reported	$(0.17)

Pro forma earnings (loss) per share basic and diluted	$(0.16)

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